                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, dated as of January 1, 1997, by and between Medi-Ject Corporation, a Minnesota corporation (the "Company"), and Franklin Pass, M.D. an individual resident of Hennepin County in the State of Minnesota ("Executive").

     WHEREAS, the Company wishes to employ Executive to render services for the Company on the terms and conditions set forth in this Agreement, and Executive wishes to be retained and employed by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

     1. Employment. The Company hereby employs Executive, and Executive accepts such employment and agrees to perform services for the Company, for the period and upon the other terms and conditions set forth in this Agreement.

     2.     Term. Unless terminated at an earlier date in accordance with
Section 9 of this Agreement, the term of Executive's employment hereunder shall be for a period commencing on the date of this Agreement and continuing until December 31, 2000 (the "Initial Term"), and, thereafter, the term of this Agreement shall be automatically extended for successive one (1) year periods (each an "Extension Term"), unless either party gives written notice to the other party of its intention to terminate this Agreement which notice shall be given not less than ninety (90) days prior to the end of the Initial Term or any Extension term.

     3.     Position and Duties.
            --------------------

     3.01 Service with Company. During the term of this Agreement, Executive agrees to perform such reasonable employment duties as the Board of Directors of the Company shall assign to him from time to time consistent with the position of Chairman, President and Chief Executive Officer of the Company, to which he has been elected.

     3.02 Performance of Duties. Executive agrees to serve the Company faithfully and to the best of his ability, to devote his full time, attention and efforts to the management of business and affairs of the Company during the term of this Agreement. Executive hereby confirms that he is under no contractual commitments inconsistent with his obligations set forth in this Agreement, and that during the term of this Agreement, he will not render or perform services for any other corporation, firm, entity or person that are inconsistent with the provisions of this Agreement except that he may serve as a director of nonprofit charitable corporations and may serve as a director of or a consultant to other for profit corporations so long as such service does not materially detract from his full time commitment to the Company and does not violate Sections 5 and 7 hereof.

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     4.     Compensation.
            -------------

     4.01. Base Salary. As compensation in full for services to be rendered by the Executive under this Agreement during the first year of the Initial Term the Company shall pay to Executive a base annual salary of $210,000, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to Executive during each subsequent year during the term of this Agreement shall be mutually agreed upon by the Company and Executive prior to the commencement of each such year but shall not be less than $210,000 multiplied by a fraction, the denominator of which is the consumer price index (CPI) in effect on January 1, 1997, and the numerator of which is the CPI in effect on the last day of each year of the Initial Term or any Extension Term. As used herein, CPI refers to the Consumer Price Index, All Items, U.S. Cities Average (base year 1982--1984) published by the Bureau of Labor Statistics.

     4.02. Participation in Benefit Plans. Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time) of the Company to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible to participate. The Company does not guarantee the adoption or continuance of any particular employee benefit plan or program during the term of this Agreement, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. In addition to the normal employee benefit programs of the company, Executive shall be eligible for reimbursement or direct payment of expenses incurred for additional life insurance policies representing an aggregate policy amount of $2,000,000 and additional disability insurance premiums not to exceed $10,000 in each calendar year.

     4.03 Expenses. The Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expense verification.

     4.04 Stock Options. By December 31, 1997, the Company will issue to Executive options to purchase 400,000 shares of Common Stock of the Company, $.01 par value, to expire no less than ten years from the date of issuance, on the following terms and conditions:

     (a) If possible, such options shall be issued pursuant to an amendment to Medi-Ject Company's 1996 Incentive and Stock Option Plan, which the Company will use its best efforts to have adopted by the Board of Directors and the shareholders of the Company. If issued under the Plan, the option price shall be the Fair Market Value of the Common Stock of the Company as defined in the Plan as of the date of issuance of the options, but in no event more than $5.50 per share. The options granted shall be Incentive Stock Options to the extent permissible under the terms of the Plan and the Internal Revenue Code, and Non-Qualified Stock Options to the extent of the balance. Executive shall vest in the options over the period from the date of grant through December 31, 2000, pro rata on a monthly basis as of the last day of each month, but with an initial vesting percentage equal to 1/48 times

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            the number of last days of the month that have elapsed between
            January 1, 1997 and the date of grant of the option. Options shall vest during any month only if Executive is in the employ of the Company as of the last day of the month. Executive shall also become 100% vested on his death, Disability as defined in Section 8.03(a), or Change in Control as defined below, in all instances, if he is in the employ of the Company as of the date of the occasioning event.

     (b) If such options cannot be issued pursuant to an amended Medi-Ject Corporation 1996 Incentive and Stock Option Plan, then the Company shall issue Executive non-qualified options, subject to shareholder approval of such grant, and shall submit such grant to shareholders for their approval at the next meeting of shareholders held after the date of such grant. The option price shall be the fair market value of the Common Stock of the Company as of the date of issuance of the options, but in no event more than $5.50 per share. Executive shall vest in the options over the period from the date of grant through December 31, 2000, pro rata on a monthly basis as of the last day of each month, but with an initial vesting percentage equal to 1/48 times the number of last days of the month that have elapsed between January 1, 1997 and the date of grant of the option. Options shall vest during any month only if Executive is in the employ of the Company as of the last day of the month. Executive shall also become 100% vested on his death, Disability, as defined below, or Change in Control, in all instances, if he is in the employ of the Company as of the date of the occasioning event.

     (c) In the event the shareholders of the Company do not approve either the amendment ot the Company's 1996 Incentive and Stock Option Plan or the grant outside of the 1996 Incentive and Stock Option Plan, then Executive and the Company agree to negotiate in good faith an altrenative to the stock options contemplated hereby which would provide Executive and the Company with similar incentives and rewards which would not require the approval of the Company's shareholders.

     (d)    "Change of Control" shall mean any of the following events:

            (i) The acquisition by any person or entity (including any group of persons or entities that are acting in concert or otherwise affiliated), directly or indirectly of the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company if immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Corporation;

            (ii) The election as members of the Board of Directors of the Company individuals who, as of the date of this Agreement, are not members of the

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                  Board of Directors of the Company, unless the election of such individuals is supported by the existing members of the Board;

            (iii) A merger, consolidation, recapitalization, reorganization, reverse stock split, or any similar transaction with respect to the Company's securities, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by the holders of the outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

            (iv) The complete liquidation of the Company or the sale or disposition by the Company of assets constituting 50% or more of value of the Company.

     (e)    The Company's obligation to issue options pursuant to this Section
            4.04 shall survive the termination of this Agreement.

     5. Confidential Information. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement and for a period of five years thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company which Executive has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company, any customer or supplier lists of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the industry other than as a direct or indirect result of the breach of this Agreement by Executive.

     6.     Noncompetition and Nonsolicitation Covenants.
            ---------------------------------------------

     6.01 Agreement Not to Compete. Executive agrees that, during the term of his employment by the Company and (a) for a period of one year thereafter should his employment be terminated by the Company without cause or should he terminate his employment for cause or (b) for a period of two years thereafter should his employment be terminated by the Company for

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

cause, or should he terminate his employment without cause, all as defined in
Section 8 hereof, he shall not, directly or indirectly, engage in competition with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association, or otherwise) in any phase of the business that the Company is conducting during the term of this Agreement, including the design, development, manufacture, distribution, marketing or designing of accessories, devices, or systems related to the products or services being sold by the Company.

     6.02   Geographic Extent of Covenant. The obligations of Executive under
Section 6.01 shall apply to any geographic area in which the Company:

     (a) has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or

     (b) has otherwise established its goodwill, business reputation, or any customer or supplier relations.

     6.03 Limitation on Covenant. Ownership by Executive, as a passive investment, of less than two percent (2%) of the outstanding shares of the capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

     6.04 Nonsolicitation and Noninterference. For a period of two years following the term of this Agreement, Executive shall not directly or indirectly
(a) induce or attempt to induce any employee of the Company to leave the employ of the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advise to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation or (c) induce or attempt to induce any customer, supplier, licensee, licenser or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, or licensor and the Company.

     7.     Patent and Related Matters.
            ---------------------------

     7.01 Disclosure and Assignment. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the term of this Agreement, or within six months thereafter, whether or not conceived during regular working hours, relating either directly or indirectly to the business, products, practices, or techniques of the Company (hereinafter referred to as "Developments"). Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all of said Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments. Without limiting the foregoing, any and all original

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works of authorship which are created by Executive (solely or jointly with others) within the scope of Executive's employment and which are protectable by copyright law shall be deemed "works made for hire," as that term is defined in the U.S. Copyright Act (17 U.S.C. Section 101).

     7.02 Future Developments. As to any future Developments made by Executive that relate to the business, products or practices of the Company and that are first conceived or reduced to practice during the term of this Agreement, or within six months thereafter, but that are claimed for any reason to belong to an entity or person other than the Company, Executive will promptly disclose the same confidentially and in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Developments under the terms of this Agreement. If the Company makes such claim, Executive agrees that, insofar as the rights (if any) of Executive are involved, it will be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association. The locale of the arbitration shall be Minneapolis, Minnesota or other locale convenient to the Company's principal executive offices.

     7.03   Limitation on Sections 7.01 and 7.02. The provisions of Sections
7.01 and 7.02 shall not apply to any Development meeting the following conditions:

     (a)    such Development was developed entirely on Executive's own time;

     (b) such Development was made without the use of any Company equipment, supplies, facility or trade secret information.

     (c) such Development does not relate (i) directly to the business of the Company, or (ii) to the Company's actual or demonstrable anticipated research.

     (d) such Development does not result from any work performed by Executive for the Company.

     7.04 Assistance of Executive. Upon request and without further compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all of such Developments, and for perfecting, affirming and recording the Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto.

     7.05 Records. Executive will keep complete, accurate and authentic accounts, notes, data and records of all Developments in the manner and form reasonably requested by the Company. Such accounts, notes, data and records shall be the property of the Company, and, upon its request, Executive will promptly surrender the same to it or, if not previously

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

surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.

     7.06 Obligations, Restrictions and Limitations. Executive understands that the Company may enter into Agreements or arrangements with agencies of the United States Government, and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents that may be acquired by it or that may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action that may be required to discharge such obligations and to comply with such restrictions and limitations.

     8.     Termination.
            ------------

     8.01 Grounds for Termination. This Agreement shall terminate prior to the expiration of the Initial Term or any Extension Term in the event that at any time during the Initial Term or any Extension Term:

     (a)    Executive shall die;

     (b)    Executive shall become disabled as defined in Section 8.03 hereof;

     (c)    the Board of Directors of the Company shall determine that:

            (i) Executive has breached this Agreement in one or more material respects, other than a breach of Section 3.02 hereof, which breach causes or may cause substantial monetary injury to the Company or its business, and is not cured by Executive or is not capable of being cured by Executive within thirty (30) days after written notice of such breach is delivered to Executive by the Board of Directors following a meeting at which Executive has been heard on the issue in question.

            (ii) Executive has engaged in willful misconduct which conduct is materially injurious to the Company and its business,

            (iii) Executive has breached Section 3.02 of this Agreement, and such breach is not cured by Executive or is not capable of being cured by Executive within thirty (30) days after written notice of such breach is delivered to Executive by the Board of Directors following a meeting at which Executive has been heard on the issue in question.

            Termination pursuant to this Section 8(c) (i), (ii), and (iii) shall be deemed termination for cause;

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

     (d) Executive is terminated by the Company without cause following not less than ninety days prior written notice of such termination.

     (e) Executive terminates this Agreement because of a material breach thereof by the Company including a reduction in his compensation or duties.

     Notwithstanding any termination of this Agreement, Executive, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement that specifically relate to periods, activities, or obligations upon or subsequent to the termination of Executive's employment.

     8.02 Severance. In the event Executive's employment is terminated by the Company pursuant to Section 8.01(d) or is terminated by Executive pursuant to
Section 8.01(e), the Company shall pay Executive, as severance, the lesser of two years Base Salary or Executive's Base Salary for the remainder of the Initial Term or any Extension Term of this Agreement. Executive shall be paid such severance in the same manner as Base Salary had theretofore been paid. Executive shall have no obligation of mitigation and shall, in all events, be entitled to severance without regard to subsequent employment. If Executive's employment is terminated pursuant to Section 8.01(c) or if Executive terminates his employment without cause, no severance will be paid to Executive by the Company.

     8.03 "Disability" Defined. The Board of Directors may determine that Executive has become disabled, for the purpose of this Agreement, in the event that Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement over a period of ninety (90) days during any one hundred and eighty (180) day period. The existence or nonexistence of grounds for termination because of disability shall be made in good faith by the Board of Directors after notice in writing given to Executive at least thirty (30) days prior to such determination. During such thirty (30) day period, Executive shall be permitted to make a presentation to the Board of Directors with respect to the disability determination.

     8.04 Surrender of Records and Property. Upon termination of his employment with the Company, Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, products, practices or techniques of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

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     9.     Miscellaneous.
            --------------

     9.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Minnesota.

     9.02 Prior Agreements. This Agreement contains the entire Agreement of the parties relating to the subject matter hereof and supersedes all prior Agreements and understandings with respect to such subject matter, and the parties hereto have made no Agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

     9.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     9.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

     9.05 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall incorporate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     9.06 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceable be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     9.07 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation, firm or other business entity with or into which the Company may merge or consolidate, or to which the Company may sell or transfer all or substantially all of its assets, or of which 50% or more of the equity investment and of the voting control is owned, directly or indirectly, by, or is under common ownership with, the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the Company for the purposes of all provisions of this Agreement including this Section 9.07.

     9.08 Injunctive Relief. Executive agrees that it would be difficult to compensate the Company fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 6, 7, and 8.04. Accordingly, Executive specifically agrees that the Company shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Company to claim and recover damages in addition to injunctive relief.

     IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.


MEDI-JECT CORPORATION                              EMPLOYEE


By:_______________________________                 _____________________________
                                                   Franklin Pass, M.D.
  Its: ___________________________



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